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EXHIBIT 10.39

                               EMPLOYMENT AGREEMENT

          THE RICEX COMPANY, a Delaware corporation ("Employer"), and Daniel
L. McPeak, Jr. ("Employee"), agree as follows, effective as of the first of May 1999 (the "Effective Date").

          1. EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts employment with Employer on the terms and conditions set forth below.

          2. POSITION; SCOPE OF EMPLOYMENT. Employee shall have the position of Executive Vice President and General Manager. Employee's duties shall include development of primary goals, operating plans, policies, and short and long range objectives for the Company. Implements these following Board of Directors' approval. Directs and coordinates activities to achieve profit and return on capital. Establishes organizational structure and delegates authority to subordinates. Leads the organization towards objectives, meets with and advises other executives and reviews results of business operations. Determines action plans to meet needs of stakeholders. Shall include such other duties and authority as specified by Employer and as may be modified from time to time.

                  2.1. ENTIRE TIME AND EFFORT. Employee shall devote Employee's full working time, attention, abilities, skill, labor and efforts to the performance of Employee's employment. Employee shall not directly or indirectly (i) be substantially engaged in or concerned with any other duties or pursuits, (ii) render services to any third party for compensation or other benefit, or (iii) engage in any other business activity that will in any way interfere with the performance of Employee's duties under this Agreement, except with the prior written consent of Employer; provided, however, that Employee may engage in charitable, philanthropic, educational, religious, civic and similar such activities to the extent that such activities do not unreasonably interfere with the performance of Employee's duties under this Agreement.

                  2.2. RULES AND REGULATIONS. Employee agrees to observe and comply with Employer's rules and regulations as provided by Employer and as may be amended from time to time by Employer, and will carry out and faithfully perform such orders, directions and policies of Employer.

          3. TERM OF EMPLOYMENT. Employee's term of employment under the terms of this Agreement shall commence on May 1, 1999 and shall terminate five years from that date, unless terminated earlier as provided herein. At the end of the initial five-year term, this Agreement shall automatically renew for an additional five-year term unless either party notifies the other party in writing ninety (90) days prior to the expiration of the term of his or its intention not to renew this Agreement.

          4. COMPENSATION. Employer shall pay Employee the base pay ("Base Salary") per year which is in effect on the date of this agreement. Effective six months from the date of this Agreement (November 1, 1999) the Employer shall pay Employee an effective annual rate equivalent to One Hundred Twenty Five Thousand Dollars ($125,000) per year. Effective in twelve months of this Agreement (May 1, 2000), Employer shall pay to Employee an effective

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rate equivalent to One Hundred Thirty Five Thousand Dollars ($135,000) per
year. Salary payments will be payable in periodic installments in accordance with Employer's pay schedule, but not less than twice per month. The Base Salary shall be reviewed at least annually

                  4.1. BENEFITS. Employee shall be provided with medical insurance and such other benefits as provided to Employer's other similarly situated employees and in accordance with Employer's policies, as modified from time to time in Employer's sole discretion.

                  4.2. VACATION AND SICK LEAVE. Employee shall be entitled to four weeks of vacation each calendar year. Employee's vacation shall accrue at the rate of thirteen and one-thirds (13 1/3) hours per month but in no event shall Employee's total accrued vacation exceed eight (8) weeks. Employee shall be entitled to sick leave in accordance with Employer's sick leave policy.

                  4.3. AUTOMOBILE. Employer shall make lease payments on behalf of the Employee, up to a maximum amount of six hundred dollars ($600.00) per month. Employer shall also reimburse Employee for his actual expenses incurred in the operation of one automobile for automobile insurance, annual registration, and maintenance.

                  4.4. BONUS. Employee shall be eligible to participate in Employer's bonus program when implemented to the same extent as other executive employees of Employer. Employer intends to adopt such a program prior to the expiration of this Agreement, but makes no further representations as to the terms of such program or the date such program will be enacted.

                  4.5. STOCK OR STOCK OPTION PLAN. As additional compensation for Employee's services, prior to December 31, 1999, Employer shall grant, and/or shall cause its affiliates, successors, or assigns to grant, to Employee equity compensation in the form of an option to purchase 900,000 shares of Employer's Common Stock (the "Option") under Employer's 1997 Stock Option Plan.

         5.        TERMINATION OF EMPLOYMENT

                  5.1. TERMINATION EVENTS. Employee's employment shall be terminated prior to the expiration of this Agreement ("Early Termination") upon the occurrence of any of the following events: (i) the mutual written agreement of Employer and Employee; (ii) Employee's disability, which shall for the purposes of this Agreement mean Employee's inability due to physical or mental impairment to perform Employee's duties and obligations under this Agreement, despite reasonable accommodation by Employer, for a period exceeding three months; (iii) Employee's death; (iv) notice by Employer of termination for cause as defined in Section 5.2 below; (iv) written notice of termination by Employer without cause upon fourteen (14) days' notice, subject to the Compensation Upon Early Termination provisions of Section 5.3 below.

                  5.2. TERMINATION FOR CAUSE. Employer reserves the right to terminate this Agreement for cause upon (i) Employee's willful and continued failure substantially to perform

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his duties and obligations under this Agreement after written demand for substantial performance has been delivered to Employee by Employer which sets forth with reasonable specificity the deficiencies in Employee's performance and giving Employee not less than thirty (30) days to correct such deficiencies; (ii) fraud or intentional material misrepresentation by Employee, (iii) unauthorized disclosure or use of Employer's trade secrets or Confidential Information by Employee; (iv) Employee's conviction of a felony;
(v) theft or conversion of Employer's property by Employee; or (vi)
Employee's habitual misuse of alcohol, illegal narcotics, or other intoxicant.

                  5.3. COMPENSATION UPON EARLY TERMINATION. Upon early termination, Employer shall pay Employee compensation as follows.

                           (A) If Employee is terminated by Employer for
cause, voluntarily resigns, dies, or becomes disabled as such term is used in
Section 5.1 of this Agreement, Employer shall pay Employee, or Employee's representative, all accrued but unpaid salary and vacation pay accrued through the effective date of the termination.

                           (B) If Employee is terminated by Employer without
cause, Employer shall pay to Employee as liquidated damages and in lieu of any and all other claims which Employee may have against Employer the amount equal to Employee's monthly base salary multiplied by the number of months remaining in the term of this Agreement, or payment amount equal to two years of Employee's Base Salary, which ever is greater. Employer's payment pursuant to this section shall fully and completely discharge any and all obligations of Employer to Employee arising out of or related to this Agreement and shall constitute liquidated damages in lieu of any and all claims which Employee may have against Employer, not including any obligation under the Worker's Compensation laws including its Employer's Liability provisions.

                           (C) If Employee is terminated as the result of a
Change in Control and Employee is not employed in the same capacity or being paid the same Base Salary by the new entity, then Employee shall receive a severance payment equal to two years of Employee's Base Salary or the balance remaining to be paid under the terms of this Agreement, whichever is greater. In addition, if Employee is terminated as the result of a Change in Control and Employee is not employed in the same capacity by the new entity, Employer agrees to continue Employee's medical and dental insurance benefits as provided during Employee's employment with Employer for a period of two years from the effective date of the Change in Control, except as provided below in
Section 5.3(C)(1) and Section 5.3(C)(2).

                                    (1) Employee agrees that he shall accept
any plan coverage changes that may occur during the two-year period which apply to all employees in the workforce.

                                    (2) Employee agrees that he will notify
Employer (or any successor of Employer) if he becomes employed in any capacity with another employer and becomes eligible to receive medical and dental insurance benefits through that employment prior to the expiration date of the two-year period set forth in this section. At such time, Employer shall no longer be obligated to provide Employee with medical and dental insurance benefits.

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         6. UNFAIR COMPETITION. During Employee's employment under this
Agreement, Employee shall not directly or indirectly, whether as a partner, employee, creditor, shareholder or otherwise, promote or engage in any activity or other business which is competitive in any way with Employer's business, and shall not take any action or make any agreement to establish, or become employed by, a competing business.

         7.       PROPRIETARY INFORMATION; CONFIDENTIALITY.

                  7.1. CONFIDENTIAL INFORMATION. Employee agrees not to disclose to any others, or take or use for Employee's own purposes or purposes of any others, during the term of this Agreement, any of Employer's Confidential Information (as defined below). Employee agrees that these restrictions shall also apply to (1) Confidential Information belonging to third parties in Employer's possession and (2) Confidential Information conceived, originated, discovered or developed by Employee during the term of this Agreement. "Confidential Information" means any Employer proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, finances or other business information disclosed to Employee by Employer, either directly or indirectly, in writing, orally or by drawings, or by observation of products. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Employee. Employee further agrees not to use improperly or disclose or bring onto the premises of Employer any trade secrets of another person or entity during the term of this Agreement.

                  7.2. RETURN OF PROPERTY. Employee agrees that upon termination of employment with Employer, Employee will deliver to Employer all devices, records, data, disks, computer files, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to employment with Employer or otherwise belonging to Employer, its successors or assigns.

                  7.3. NONCOMPETITION. Employee shall not use any of the Confidential Information to compete with Employer in connection with a business or enterprise of any kind, foreign or domestic, profit or non-profit, as an investor, partner, shareholder, LLC member, employee, agent, consultant or independent contractor. Nothing in this Section 7.3 shall be construed to limit the more general prohibitions against unauthorized use or disclosure of the Confidential Information contained in other sections of this Agreement.

                  7.4. NOTIFICATION OF NEW EMPLOYER. Employer shall have the right to notify any actual or potential future employer of Employee of Employee's rights and obligations under this Section 7 of the Agreement. Employee expressly authorizes such disclosure and waives any claims Employee may have against Employer resulting from the disclosure of Employee's obligations under this Section 7 to an actual or potential future employer of Employee.

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                  7.5. OTHER AGREEMENTS. Employee represents that the
performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to employment with Employer. Employee has not and shall not enter into any oral or written agreement in conflict with this Agreement.

                  7.6. EQUITABLE REMEDIES. Employee agrees that it would be impossible or inadequate to measure and calculate Employer's damages from any breach of the covenants set forth in this Section 7 of the Agreement. Accordingly, Employer shall have available, in addition to any other right or remedy available under law or equity, the right to obtain any injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Section 7. Employee further agrees that no bond or other security shall be required in obtaining such equitable relief and consents to the issuance of such injunction and to the ordering of specific performance.

        8. DISPUTE RESOLUTION. Employee and Employer shall use their best efforts to settle any disputes regarding the rights or obligations of the parties under this Agreement through negotiation and agreement. Any disputes which cannot be settled in this manner shall be conclusively determined by binding arbitration. The arbitration shall be conducted as follows:

                  8.1. BINDING ARBITRATION. Any dispute between the parties shall be submitted to, and conclusively determined by, binding arbitration in accordance with this Section 8. The provisions of this section shall not preclude any party from seeking injunctive or other provisional or equitable relief in order to preserve the status quo of the parties pending resolution of the dispute, and the filing of an action seeking injunctive or other provisional relief shall not be construed as a waiver of that party's arbitration rights. The arbitration of any dispute between the parties to this Agreement shall be governed by the provisions of the California Arbitration Act (California Code of Civil Procedure sections 1280, ET SEQ.), excluding the provisions of Code of Civil Procedure section 1283.05.

                  8.2. INITIATION OF ARBITRATION. In the case of any dispute between the parties to this Agreement, either party shall have the right to initiate the binding arbitration process provided for in this section by serving upon the other party a demand for arbitration. Notwithstanding any other provision of law, in order to be enforceable a demand for arbitration must be served within sixty (60) days of the date on which a party discovers, or reasonably should have discovered, facts giving rise to a dispute as defined above.

                  8.3. SELECTION OF ARBITRATORS. Within thirty (30) days of service of a demand for arbitration by either party to this Agreement, the parties shall endeavor in good faith to select a single arbitrator. If they fail to do so within that time period, each party shall have an additional period of fifteen (15) days in which to appoint an arbitrator and those arbitrators within fifteen (15) days shall select an additional arbitrator. If any party fails to appoint an arbitrator or if the arbitrators initially selected by the parties fail to appoint an additional arbitrator within the time specified herein, any party may apply to have an arbitrator appointed for the party who has failed to appoint, or to have the additional arbitrator appointed, by the presiding judge for the Superior Court, Sacramento County, California. If the presiding judge,

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acting in his or her personal capacity, is unable or unwilling to appoint the additional arbitrator, that arbitrator shall be selected in accordance with California Code of Civil Procedure section 1281.6.

                  8.4. LOCATION OF ARBITRATION. Any arbitration hearing shall be conducted in Sacramento County, California.

                  8.5. APPLICABLE LAW. The law applicable to the arbitration of any dispute shall be the law of the State of California, excluding its conflicts of law rules.

                  8.6. ARBITRATION PROCEDURES. Except as otherwise provided in this section, the arbitration shall be governed by the California Arbitration Act (Code Civ. Proc. SectionsSECTIOns 1280 et seq.), excluding the provisions of Code of Civil Procedure section 1283.05. In addition, either party may choose, at that party's discretion, to request that the arbitrators resolve any dispositive motions prior to the taking of evidence on the merits of the dispute. By way of example, such dispositive motions would include, but not be limited to, those which would entitle a party to summary judgment or summary adjudication of issues pursuant to Code of Civil Procedure section 437c or resolution of a special defense as provided for at Code of Civil Procedure section 597. In the event that a party to the arbitration requests that the arbitrators resolve a dispositive motion, the arbitrators shall receive and consider any written or oral arguments regarding the dispositive motion, and shall receive and consider any evidence specifically relating thereto, and shall render a decision thereon, before hearing any evidence on the merits of the dispute.

                  8.7. LIMITATION ON SCOPE OF ARBITRATORS' AWARD OR DECISION. Employer and Employee agree that if the arbitrators find any disputed claim to be meritorious, the arbitrators shall have the authority to order legal and/or equitable relief appropriate to the claim, but that in no event shall the arbitrators have authority to award punitive or exemplary damages.

                  8.8. COSTS OF ARBITRATION; ATTORNEYS' FEES. Each party shall bear equally the costs of the arbitration and shall bear its own attorneys' fees. However, Employer and Employee agree that the arbitrators, in their discretion, may award to the prevailing party the costs, including the costs of the arbitration, and attorneys' fees incurred by that party in participating in the arbitration process.

                  8.9. ACKNOWLEDGMENT OF CONSENT TO ARBITRATION. NOTICE: BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS "DISPUTE RESOLUTION" SECTION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THIS "DISPUTE RESOLUTION" SECTION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

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WE HAVE READ AND UNDERSTOOD THE FOREGOING AND AGREE TO SUBMIT DISPUTES
ARISING OUT OF THE MATTERS INCLUDED IN THIS DISPUTE RESOLUTION PROVISION TO NEUTRAL ARBITRATION.

       INITIALS OF EMPLOYER'S AUTHORIZED REPRESENTATIVE
                                                               ------------
       INITIALS OF EMPLOYEE
                                                               ------------

         9.       MISCELLANEOUS.

                 9.1. NOTICES. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed. Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to give notice in accordance with any of the foregoing methods shall not defeat the effectiveness of notice actually received by the addressee.

                 9.2. FEES; PREJUDGMENT INTEREST. If the services of an attorney are required by any party to secure the performance hereof or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

                 9.3. CHOICE OF LAW, JURISDICTION, VENUE. This Agreement is drawn to be effective in the State of California, and shall be construed in accordance with California law. The exclusive jurisdiction and venue of any legal action by either party under this Agreement shall be the County of Sacramento, California.

                 9.4. AMENDMENT. The provisions of this Agreement may be modified at any time by agreement of the parties. Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

                 9.5. WAIVER. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair

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the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

                 9.6. ASSIGNMENT. The parties agree that Employee's rights and obligations under this Agreement are personal and not assignable. This Agreement contains the entire agreement between the parties to it and shall be binding on and inure to the benefit of the heirs, personal representatives, successors and assigns of Employer.

                 9.7. INDEPENDENT COVENANTS. All provisions herein concerning unfair competition and confidentiality shall be deemed independent covenants and shall be enforceable without regard to any breach by Employer unless such breach by Employer is willful and reckless.

                 9.8. ENTIRE AGREEMENT. This document constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations and written agreements. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

                 9.9. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

                 9.10. CAPTIONS. All paragraph captions are for reference only and shall not be considered in construing this Agreement.




DATED:       May 3, 1999

THE RICEX COMPANY                      EMPLOYEE


By:
   ------------------------------      --------------------------------------
      Daniel L. McPeak                 Daniel L. McPeak, Jr.
Its:  Chief Executive Officer          Address:
                                               ---------------------------

                                       --------------------------------------



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EXHIBIT 10.39


SCHEDULE TO IDENTICAL DOCUMENTS FILED


Todd C. Crow
Ike Lynch




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